UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2009
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 625-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth in Item 2.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01 as if set forth in full herein.

Item 2.01	Completion of Acquisition or Disposition of Assets
On September 4, 2009, First Niagara Bank (“the Bank”), the wholly-owned subsidiary of First Niagara Financial Group, Inc. (“First Niagara”), completed its acquisition of 57 Western Pennsylvania branches from National City Bank (“National City”), a subsidiary of The PNC Financial Services Group, Inc. (“PNC”), as contemplated by the previously announced Purchase and Assumption Agreement (the “Agreement”) by and between the Bank, National City and PNC, dated as of April 6, 2009. In accordance with the Agreement, the Bank acquired $3.9 billion of deposits and $757 million of performing loans and paid a deposit premium of 1.3% on the 30 day average daily balance of the deposits acquired.
The preceding is qualified in its entirety by reference to the Agreement, incorporated by reference to Exhibit 2.1 to this Form 8-K, and a press release dated September 8, 2009, attached as Exhibit 99.1 to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
In connection with the closing of the branch and deposit acquisition, and pursuant to the terms of the Securities Purchase Agreement, dated as of April 6, 2009, by and between First Niagara, National City and PNC, First Niagara issued, and National City purchased, $150 million of 12% Senior Notes due 2014 (the “Senior Notes”). The Senior Notes are redeemable at par, at First Niagara’s option, in whole or in part (in increments of $10 million), prior to September 10, 2014.
The Senior Notes will be senior unsecured obligations of First Niagara and will rank equal in right of payment with all of First Niagara’s existing and future indebtedness that is not contractually subordinated to the Senior Notes. The Senior Notes were issued pursuant to an Indenture, dated as of September 4, 2009, as supplemented by the First Supplemental Indenture, dated as of September 4, 2009 (collectively, the “Indenture”), by and between First Niagara and The Bank of New York Mellon, as Trustee.
In accordance with the Securities Purchase Agreement, First Niagara entered into a Registration Rights Agreement with National City, pursuant to which National City has been granted rights to have the Senior Notes included in First Niagara’s existing shelf registration statement for resale.

The foregoing description of the Indenture, Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, Registration Rights Agreement and the Indenture, incorporated by reference in Exhibits 2.2, 2.3 and 2.4, respectively, to this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.
The acquisition of the branches and related deposits and loans does not represent the acquisition of a business and therefore historical financial statements are not required.
(b)	Pro forma financial information.
Certain pro forma information with respect to the branch acquisition, the deposits assumed and the loans acquired will be provided in an amendment to this Report on Form 8-K that will be filed not later than 71 calendar days after the date hereof.
(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of April 6, 2009, by and among First Niagara Financial Group, Inc., National City Bank and The PNC Financial Services Group, Inc. (incorporated by reference to Exhibit 2.1 to First Niagara’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2009 (Commission File No. 0-23975))

2.2	Securities Purchase Agreement, dated as of April 6, 2009, by and among First Niagara Financial Group, Inc., National City Bank and The PNC Financial Services Group, Inc. (incorporated by reference to Exhibit 10.1 to First Niagara’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2009 (Commission File No. 0-23975))

2.3	Registration Rights Agreement between First Niagara Financial Group, Inc. and National City Bank, dated as of September 4, 2009.

2.4	Senior Notes Indenture, and First Supplemental Indenture to Senior Notes Indenture, each dated as of September 4, 2009, between First Niagara Financial Group, Inc. and The Bank of New York Mellon, Trustee

99.1	Press release dated September 8, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: September 9, 2009	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)

EXHIBIT INDEX

Exhibit No.	Description

2.3	Registration Rights Agreement between First Niagara Financial Group, Inc. and National City Bank, dated as of September 4, 2009.

2.4	Senior Notes Indenture, and First Supplemental Indenture to Senior Notes Indenture, each dated as of September 4, 2009, between First Niagara Financial Group, Inc. and The Bank of New York Mellon, Trustee

99.1	Press release dated September 8, 2009